UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  March 6, 2002



                BIG EQUIPMENT SERVICES, INC.
            ------------------------------------
   (Exact name of registrant as specified in its charter)






     Nevada                000-33417               88-0451534
  -----------           ----------------         --------------
(State or other       (Commission File No.)     (I.R.S. Employer
jurisdiction of                                 Identification No.)
incorporation or
organization)




       4695 North Avenue, Oceanside, California 92056
     ---------------------------------------------------
          (Address of principal executive offices)




     Registrant's telephone number, including area code: (760) 631-4259



    456 E. Mission Road, Suite 100, San Marcos, California 92069
   ---------------------------------------------------------------
    (Former name or former address, if changed since last report)








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Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

     a.        Other Events.

          1.   Change of Name of the Company and Reverse Split.

            Effective March 7, 2003, the Articles of Incorporation of the Company are being amended to change the name of the Company to Epic Financial Corporation. At the same time, the Certificate of Amendment to Articles of Incorporation will effectuate a 1-for-20 reverse split of the Company's common stock. The record date for the reverse split shall be the close of business on March 6, 2003. For further information concerning the change of name and reverse split, reference is made to the Company's Schedule 14C Definitive Information Statement that was filed with the Securities and Exchange Commission on February 14, 2003.

            Change of Trading Symbol and CUSIP Number.

            As a result of the change of the Company's name and reverse split, effective at the opening of the financial markets on Friday, March 7, 2003, the Company's trading symbol will be changed to EPFL. In addition, on such date the Company's new CUSIP Number will be 294269 10 5.

     b.    Regulation FD Disclosure.

               Not applicable.

Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

                    Not applicable

          b.   Exhibits.

               3.1 Certificate of Amendment to Articles of Incorporation to be filed with the Nevada Secretary of State on March 7, 2003, which was filed with the Securities and Exchange Commission on February 14, 2003 as Exhibit A to the Company's Schedule 14C Definitive Information Statement is hereby incorporated by this reference.

               99.2 Press Release by Big Equipment Services,
                    Inc., dated March 6, 2003, concerning
                    the amendment to Articles of
                    Incorporation to change the name of the
                    Company to Epic Financial Corporation
                    and to effectuate a 1-for-20 reverse
                    split, and the change of trading symbol
                    and CUSIP number.


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                         SIGNATURES


           Pursuant  to  the requirements of the  Securities
Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: March 6, 2003         BIG EQUIPMENT SERVICES, INC.


                              /s/ Frank Iannuzzi
                              ______________________________
                              Frank Iannuzzi, President













































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